EXHIBIT 23






                         Consent of Independent Auditors



The Board of Directors
Airgas, Inc.:

We consent to incorporation by referrence in the registration statements (Nos. 33-39433, 33-48388, 33-57893, 33-61301, 33-61899, 33-63201, 33-64633,
333-08113, 333-37863, 333-46739, 333-60995, 333-61989 and 333-46266) on Form
S-3, (Nos. 333-23651 and 333-68722) on Form S-4 and (Nos. 33-21780, 33-25419,
33-33954, 33-64056, 33-64058, 33-64112, 333-28261, 333-42023, 333-60999,
333-69214, 333-75256 and 333-75258) on Form S-8 of Airgas, Inc. of our report dated May 6, 2002, relating to the consolidated balance sheets of Airgas, Inc. and subsidiaries (the Company) as of March 31, 2002 and 2001, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2002, and all related schedules, which report appears in the March 31, 2002, annual report on Form 10-K of Airgas, Inc. Our report refers to a change in the Company's method of accounting for goodwill and other intangible assets and derivative instruments and hedging activities for the year ended March 31, 2002.



/s/ KPMG LLP


Philadelphia Pennsylvania
June 20, 2002